UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2022

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 914-701-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on August 4, 2022, Atlas Air Worldwide Holdings, Inc. (“AAWW”, the “Company”, “we”, “our” or “us”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rand Parent, LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Apollo Global Management, Inc., J.F. Lehman & Company, LLC and Hill City Capital LP, and Rand Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), pursuant to which, subject to the terms and conditions thereof, MergerCo will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Consummation of the Merger is subject to the approval of the Company’s stockholders and other customary closing conditions.  On October 7, 2022, the Company filed with the SEC a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), and on October 19, 2022, the Company filed with the SEC a definitive proxy statement (the “Proxy Statement”), in each case in connection with the Merger.

As of November 16, 2022, six complaints have been filed in federal courts in New York and Delaware by purported AAWW stockholders against AAWW and the members of the AAWW board of directors (the “Board”) in connection with the Merger: Stein v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 1:22-cv-08555-VB (filed October 7, 2022) (S.D.N.Y.); Okin v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 1:22-cv-08778 (filed October 14, 2022) (S.D.N.Y.); Halberstam v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 1:22-cv-09108 (filed October 24, 2022) (S.D.N.Y.); Sabatini v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 7:22-cv-09389 (filed November 2, 2022) (S.D.N.Y.); Halberstam v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 7:22-cv-09408 (filed November 2, 2022) (S.D.N.Y.); and Plumley v. Atlas Air Worldwide Holdings, Inc., et al., Case No. 1:22-cv-01448 (filed November 3, 2022) (D. Del.) (collectively, the “Federal Stockholder Litigation”).  The complaints in the Federal Stockholder Litigation include allegations that, among other things, the defendants caused to be filed a materially incomplete and misleading Preliminary Proxy Statement and/or Proxy Statement on Schedule 14A with the SEC relating to the proposed Merger in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder.  Additionally, on November 1, 2022, a complaint, captioned Robert Garfield v. John W. Dietrich, et al., Index No. 67742/2022, was filed in the Supreme Court of the State of New York, County of Westchester, by Robert Garfield, a purported AAWW stockholder, naming as defendants the Company, members of the Board, Apollo Global Management, Inc., J.F. Lehman & Company, LLC and Hill City Capital, LP (the “Garfield Complaint”). The Garfield Complaint includes allegations that, among other things, the defendants caused to be filed and disseminated an incomplete and misleading Proxy Statement, and asserts claims for fraudulent and negligent misrepresentation and concealment under New York common law against the defendants. Additionally, on October 18, 2022, October 24, 2022, October 25, 2022, November 4, 2022, November 9, 2022 and November 10, 2022, purported AAWW stockholders sent demand letters alleging similar insufficiencies in the disclosures in the Preliminary Proxy Statement and/or the Proxy Statement (such letters, the “Demand Letters,” and together with the Federal Stockholder Litigation and the Garfield Complaint, the “Litigation Matters”).

The plaintiffs in the Federal Stockholder Litigation seek various remedies, which include, among other things: (i) enjoining the defendants from proceeding with the proposed Merger unless and until the defendants disclose certain allegedly material information that was allegedly omitted from the Preliminary Proxy Statement and/or the Proxy Statement; (ii) rescinding the Merger Agreement or any of the terms thereof to the extent already implemented or granting rescissory damages; (iii) awarding the plaintiffs the costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses; (iv) directing the defendants to account to the plaintiff for all damages suffered as a result of the alleged wrongdoing; (v) declaring that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder; and (vi) granting such other and further relief as the court may deem just and proper. The plaintiff named in the Garfield Complaint seeks various remedies, which include, among other things: (i) declaring that the defendants negligently and/or fraudulently misrepresented, concealed and omitted material facts, and/or aided and abetted in doing so, in the Proxy Statement; (ii) enjoining the closing of the stockholders’ vote on the Merger until trial or until the defendants make corrective and complete disclosures; (iii) awarding the plaintiff interest, attorney’s fees, expert fees and other costs; and (iv) granting such other relief as the court may find just and proper.

The Company believes that the allegations contained in the Litigation Matters are without merit and that no further disclosures are required to supplement the Proxy Statement under applicable laws.  However, in order to avoid the risk of the Litigation Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily make the following supplemental disclosures to the Proxy Statement, as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Litigation Matters and that any additional disclosure was or is required.

These supplemental disclosures will not change the consideration to be paid to AAWW stockholders in connection with the Merger or the timing of the special meeting of AAWW stockholders (the “Special Meeting”) to be held on November 29, 2022, at 10:00 a.m. (Eastern Time) virtually via the internet at http://meetnow.global/MFRXD6X. The Board continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Proxy Statement.

Supplemental Disclosures to the Proxy Statement in Connection with the Litigation Matters

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The disclosure in the section entitled “The Merger” under the heading “Certain Financial Forecasts”, beginning on page 62 of the Proxy Statement, is hereby amended as follows:

The table and related footnote after the last full paragraph on page 65 is amended and restated by replacing such table and related footnote in their entirety with the following (with new text underlined and in bold and deleted text marked with a strikethrough):

Company Adjusted EBITDAR and Unlevered Free Cash Flow

	Fiscal Year ending December 31,					Terminal Year
($ millions)	2H22E	2023E	2024E	2025E	2026E
Adj. EBITDAR	576	1,073	958	881	875	875
Less: Rent	(28)	(53)	(40)	(22)	(21)	(21)
Less: CapEx	(556)	(536)	(178)	(179)	(174)	(411)
Less: Change in Net Working Capital	(20)	(36)	(141)	(85)	(89)	(89)
Less: Unlevered Cash Taxes	(0)	(23)	(29)	(29)	(29)	(103)
Unlevered Free Cash Flow(3)	(28)	427	570	566	562	251

(3)
“Unlevered Free Cash Flow” is defined as Adjusted EBITDAR, less rent expense, ~~less unlevered taxes,~~ less capital expenditures, less (plus) increase (decrease) in net working capital, ~~plus deferred taxes,~~ less unlevered cash taxes (consisting of unlevered taxes plus deferred taxes). Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

The disclosure in the section entitled “The Merger” under the heading “Opinion of the Company’s Financial Advisor”, beginning on page 66 of the Proxy Statement, is hereby amended as follows:

The third paragraph on page 68, under the sub-heading “—Summary of Financial Analyses”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Certain of the following terms are used throughout this summary of financial analyses:

●
“AAV” refers to adjusted aggregate value, calculated as fully diluted market capitalization plus total debt, including capitalized operating lease liabilities, plus preferred stock, plus non-controlling interest, less cash and cash equivalents (including marketable securities and short-term investments).

●
“AV” refers to aggregate value, calculated as fully diluted market capitalization plus total debt, excluding capitalized operating lease liabilities, plus preferred stock, plus non-controlling interest, less cash and cash equivalents (including marketable securities and short-term investments).

●	“EBIT” refers to earnings before interest and taxes.
●	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization.
●	“EBITDAR” refers to earnings before interest, taxes, depreciation, amortization and rent expense.

Each of EBIT, EBITDA and EBITDAR were calculated net of stock-based compensation expense.

The final paragraph beginning on page 68 and continuing to page 69, under the sub-heading “—Discounted Cash Flow Analysis”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold and deleted text marked with a strikethrough):

For purposes of this analysis, Morgan Stanley utilized a ratio comparing estimated AAV of the Company to the EBITDAR of the Company for fiscal year 2026, which ratio Morgan Stanley referred to as “LTM Exit AAV / EBITDAR”. Morgan Stanley calculated terminal values for the Company by applying a range of multiples of  LTM Exit AAV / EBITDAR of  4.25x to 5.25x, based on Morgan Stanley’s professional judgment, to the EBITDAR of the Company for the calendar year 2026. Morgan Stanley then adjusted the terminal value for the capitalized operating leases at December 31, 2026 (based on the Updated Management Case) and discounted the unlevered free cash flows and terminal value to present value as of June 30, 2022 using mid-year convention and a range of terminal adjusted aggregate values from $3,718 million to $4,593 million and a range of discount rates from 6.3% to 7.3%, ~~to reflect an~~ which discount rates were based on Morgan Stanley’s estimate of the Company’s then-current weighted average cost of capital based on the Capital Asset Pricing Model and other factors. As inputs to the weighted average cost of capital, Morgan Stanley took into account, among other things, market risk premium, risk-free rate, predicted beta, effective tax rate as provided by management, and upon the application of Morgan Stanley’s professional judgment and experience, a sensitivity adjustment around the estimated cost of equity.

The following table is inserted as a new paragraph after the paragraph on page 71 that begins with “For reference only, Morgan Stanley reviewed future public market trading price targets …”, under the sub-heading “—Other Information—Equity Research Analysts’ Future Price Targets”:

Implied Price Target
CJS Securities	$119
Loop Capital Markets	$110
Stifel	$96
Susquehanna	$87
Cowen	$84
Thompson, Davis & Co	$75
Wolfe Research	$49

The final paragraph beginning on page 73 and continuing to page 74, under the sub-heading “—General”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold and deleted text marked with a strikethrough):

The Board retained Morgan Stanley based on Morgan Stanley’s qualifications, experience and expertise and its familiarity with the Company. Under the terms of its engagement letter dated June 30, 2022, Morgan Stanley provided the Company financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger. As compensation for Morgan Stanley’s financial advisory services, the Company has agreed to pay Morgan Stanley a fee~~, a substantial portion of which is contingent upon the closing of the merger,~~ of approximately $60 million (the “Morgan Stanley Transaction Fee”), of which approximately $57 million is contingent upon the closing of the merger. As compensation for Morgan Stanley rendering a financial opinion to the Board, the Company paid Morgan Stanley a fee equal to $3 million, which will be credited against the Morgan Stanley Transaction Fee payable if the merger is consummated. The Company has also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses incurred from time to time in connection with this engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against any losses, claims, damages or liabilities related to, arising out of or in connection with this engagement, and to reimburse for all reasonable expenses as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with this engagement.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to AAWW, Parent and the acquisition of AAWW by Parent that are subject to risks, uncertainties and other factors. AAWW intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this communication that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this communication. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries that may cause the actual results of AAWW or its subsidiaries to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the risk that the proposed Merger may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed Merger by AAWW’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for AAWW will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require AAWW to pay a termination fee; the effect of the announcement, pendency of the proposed Merger on AAWW’s ability to attract, motivate or retain key executives, pilots and associates, its ability to maintain relationships with its customers, including Amazon.com, Inc., vendors, service providers and others with whom it does business, or its operating results and business generally; risks related to the proposed Merger diverting management’s attention from AAWW’s ongoing business operations; the risk of shareholder litigation in connection with the proposed Merger, including resulting expense or delay; and (i) any other risks discussed in AAWW’s annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and AAWW’s subsequent quarterly reports on Form 10-Q (the “Quarterly Reports”) filed by AAWW with the SEC, and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (ii) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this communication to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

AAWW and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of AAWW in favor of the proposed Merger. Information about AAWW’s directors and executive officers is set forth in AAWW’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2022. To the extent holdings of AAWW’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of AAWW’s participants in the solicitation, which may, in some cases, be different than those of AAWW’s stockholders generally, is included in AAWW’s definitive proxy statement relating to the proposed Merger, which was filed with the SEC on October 19, 2022.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of AAWW by Rand Parent, LLC. In connection with the proposed Merger, on October 19, 2022, AAWW filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF AAWW ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING AAWW’S PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from AAWW by directing a request to AAWW Investor Relations, 2000 Westchester Avenue, Purchase, NY or at tel: +1 914 701 8200 or email: InvestorRelations@atlasair.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Adam R. Kokas
	Name:	Adam R. Kokas
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 17, 2022